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                                                                   EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           MAXWELL TECHNOLOGIES, INC.

                  ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF
                   SECTION 242 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE


         The undersigned, Kenneth F. Potashner, President, and Donald M. Roberts, Secretary, of MAXWELL TECHNOLOGIES, INC., a corporation existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation"), do hereby certify as follows:

         FIRST: That the Restated Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on February 17, 1987.

         SECOND: That Article FOURTH of the Restated Certificate of Incorporation is amended to read as follows:

                  "The total number of shares of all classes of stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares, consisting of Twenty Million (20,000,000) shares of Common Stock, par value $0.10 per share (the "Common Stock").

         THIRD: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to its Restated Certificate of Incorporation to be executed on its behalf by its President and Secretary this 22nd day of November, 1996.



                                    /s/ KENNETH F. POTASHNER
                                    -------------------------------
                                    Kenneth F. Potashner, President



                                    /s/ DONALD M. ROBERTS
                                    -------------------------------
                                    Donald M. Roberts, Secretary
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                               STATE OF DELAWARE                          PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MAXWELL TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF NOVEMBER, A.D. 1996, AT 9 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



             [SECRETARY'S OFFICE      /s/ Edward J. Freel
                    SEAL]             ----------------------------------------
                                      Edward J. Freel, Secretary of State

                                      AUTHENTICATION:
2105646 8100                                                   8206070
                                              DATE:
960342383                                                      11-22-96